UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 29, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2701 Cambridge Court, Suite 100
Auburn Hills, MI 48326

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 248-736-6200
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Termination of a Material Definitive Agreement.
On August 29, 2008, the Company paid off the entire amounts due for principal and interest for all Hayden Capital USA, LLC promissory notes, including the February 4, 2008 Series I, II and III and the May 20, 2008 promissory notes. The execution of these promissory notes was reported in our Form 8-Ks filed with the Securities and Exchange Commission on February 12, 2008 and May 20, 2008 and the default notice for these notes was reported in our 8-K filed with the Commission on August 22, 2008.

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On September 5, 2008, the Company received a notice of default from Investment Hunter, LLC for a March 1, 2008 promissory note in the aggregate principal amount of $500,000. The March 1, 2008 promissory note matured on June 30, 2008 and was extended to July 31, 2008. The default notice requested immediate payment of principal and interest. The execution of this promissory note was reported in our Form 8-K filed with the Securities and Exchange Commission on March 20, 2008.
On September 8, 2008, the Company received a notice of default from George Resta for a March 1, 2008 promissory note in the aggregate principal amount of $50,000. The March 1, 2008 promissory note matured on June 30, 2008. The default notice requested immediate payment of principal and interest. The execution of this promissory note was reported in our Form 8-K filed with the Securities and Exchange Commission on March 20, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: September 8, 2008	By:	/s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary